Exhibit 10.1

EXECUTION COPY

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of July 19, 2016 (the “Effective Date”) by and among (i) NAC Global Technologies, Inc., a Nevada corporation (“Buyer”), (ii) Swiss Heights Engineering S.A., a business company organized in Switzerland (the “Company”), and (iii) each of the persons listed on Schedule A hereto (collectively, the “Restricted Holders”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Share Exchange Agreement (as defined below).

WHEREAS, on the Effective Date, Buyer, the Company and the stockholders of the Company (the “Sellers”) are entering into that certain Share Exchange Agreement (as amended from time to time in accordance with the terms thereof, the “Share Exchange Agreement”), pursuant to which, subject to the terms and conditions thereof, Buyer will acquire from the Sellers all of the issued and outstanding equity interests of the Company in exchange for 83,000,000 shares of Buyer Common Stock and warrants to purchase 737,341,257 shares of Buyer Common Stock, which shares of Buyer Common Stock, upon issuance of the shares underlying the warrants, collectively represents ninety-five and three quarters percent (95.75%) of the issued and outstanding equity interests of Buyer on a fully-diluted basis (including any Convertible Securities of Buyer), but excluding for such purposes the Buyer Warrants; and

WHEREAS, pursuant to the Share Exchange Agreement, and in view of the valuable consideration to be received by indirectly by the Restricted Holders thereunder through their respective interests in Buyer, Buyer, the Company and the Restricted Holders desire to enter into this Agreement, pursuant to which the shares of Buyer Common Stock held by the Restricted Holders (the “Restricted Shares”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.            Lock-Up Provisions.

(a)       Each Restricted Holder hereby agrees not to, during the period commencing from the Effective Date and ending on the earlier of (x) the one (1) year anniversary of the date of the consummation of the transactions contemplated by the Share Exchange Agreement (the “Closing”) and (y) the date on which Buyer consummates a liquidation, merger, share exchange or other similar transaction following the Closing with an unaffiliated third party that results in all of Buyer’s shareholders having the right to exchange their equity holdings in Buyer for cash, securities or other property (such period, the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Restricted Shares or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of shares of Buyer Common Stock or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”); provided, that after the six (6) month anniversary of the Closing, each Restricted Holder may enter into and consummate any transaction described in clauses (i) through (iii) above for up to a total number of shares of Buyer Common Stock in any day equal to ten percent (10%) of the average daily volume of the shares of Buyer Common Stock during the prior week. Notwithstanding the foregoing, a transfer of any or all of the Restricted Shares owned by a Restricted Holder to an Affiliate of such Restricted Holder shall not be a Prohibited Transfer, provided that such Affiliate executes and delivers to Buyer and the Company an agreement stating that such Affiliate is receiving and holding such Restricted Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Restricted Shares except in accordance with this Agreement. In addition, each Restricted Holder agrees that such Restricted Holder will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Restricted Shares or any other shares of Buyer Common Stock or any security convertible into or exercisable or exchangeable for shares of Buyer Common Stock. Each Restricted Holder further agrees to execute such agreements as may be reasonably requested by Buyer that are consistent the foregoing or that are necessary to give further effect thereto.

(b)       If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Buyer shall refuse to recognize any such purported transferee of the Restricted Shares as one of its equity holders for any purpose. In order to enforce this Section 1, Buyer shall impose stop-transfer instructions with respect to the Restricted Shares of each Restricted Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(c)       During the Lock-Up Period, each certificate evidencing any Restricted Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT DATED AS OF JULY 12, 2016 BY AND AMONG THE ISSUER OF SUCH SECURITIES, SWISS HEIGHTS ENGINEERING S.A. AND CERTAIN OF SUCH ISSUER’S SHAREHOLDERS, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

2.            Miscellaneous.

(a)       Termination of Share Exchange Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b)       Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of each Restricted Holder are personal to such Restricted Holder and may not be transferred or delegated by such Restricted Holder at any time. Buyer and the Company may each freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of any Restricted Holder.

(c)       Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)       Governing Law; Jurisdiction. This Agreement is to be construed and governed by the laws of the State of New York without giving effect to principles of conflicts of laws. Each party hereby irrevocably agrees that any legal action or proceeding arising out of or in connection with this Agreement may be brought in any state or federal court located in New York County, State of New York (or in any court in which appeal from such courts may be taken). Each party hereto expressly consents to the personal jurisdiction and venue of such courts, and further, each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such action, suit or proceeding. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

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(e)       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION OR OTHER ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION WITH SUCH AGREEMENTS.

(f)       Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(g)       Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email (with affirmative confirmation of receipt, and provided, that the party providing notice shall within two (2) Business Days provide notice by another method under this Section 2(g) or (iii) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to the Company: Swiss Heights Engineering S.A Via Pioda 14 6900 Lugano Switzerland Attn: Filippo M. Puglisi, CEO

with a copy (which will not constitute notice) to:

Ellenoff, Grossman & Schole, LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn: Richard Anslow, Esq.
Email: ranslow@egsllp.com
Telephone: (212) 370-1300
Facsimile: (212) 370-7889

If to Buyer:

NAC Global Technologies, Inc.
4720 Salisbury Road
Jacksonville, FL 32256
Attn: Vincent Genovese, CEO
Email: vgenovese@nacdrivesystems.com
Telephone: (904) 493-6496
Facsimile: (904) 339-9241

with a copy (which will not constitute notice) to:

Robinson Brog Leinwand Greene Genovese & Gluck, P.C.
875 Third Avenue,
New York, NY 10022
Attn: David E. Danovitch, Esq.
Email: ded@robinsonbrog.com
Telephone: (212) 603-6391

and

Swiss Heights Engineering S.A
Via Pioda 14
6900 Lugano
Switzerland
Attn: Filippo M. Puglisi, CEO

and

Ellenoff, Grossman & Schole, LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn: Richard Anslow, Esq.
Email: ranslow@egsllp.com
Telephone: (212) 370-1300
Facsimile: (212) 370-7889

If to any Restricted Holder, to the address of such Restricted Holder as set forth under the name of such Restricted Holder on the signature pages hereto with a copy (which will not constitute notice) to:

Robinson Brog Leinwand Greene Genovese & Gluck, P.C.
875 Third Avenue,
New York, NY 10022
Attn: David E. Danovitch, Esq.
Email: ded@robinsonbrog.com
Telephone: (212) 603-6391

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided

(h)       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Buyer, the Company and Restricted Holders holding a majority of the Restricted Shares held by all Restricted Holders. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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(i)       Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)       Specific Performance. Each Restricted Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by any Restricted Holder, money damages may be inadequate and Buyer and the Company may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by a Restricted Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Buyer and the Company shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any Restricted Holder and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)       Entire Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Share Exchange Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Buyer and the Company or any of the obligations of the Restricted Holders under any other agreement between the Restricted Holders and Buyer or the Company or any certificate or instrument executed by the Restricted Holders in favor of Buyer or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Buyer or the Company or any of the obligations of the Restricted Holders under this Agreement.

(l)       Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Buyer:

NAC GLOBAL TECHNOLOGIES, INC.

By:
Name:
Title:

The Company:

SWISS HEIGHTS ENGINEERING S.A.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Restricted Holders:

[__________________]
Address for Notice:

Facsimile:
Email:

[Signature Page to Lock-Up Agreement]

SCHEDULE A
RESTRICTED HOLDERS

●      [__________________]